EXHIBIT 21.1


                     SUBSIDIARIES OF EVEREST RE GROUP, LTD.
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The following is a list of Everest Re Group, Ltd. subsidiaries:

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Everest Reinsurance Holdings, Inc.                 Delaware
  Everest Reinsurance Company                      Delaware
    Everest Indemnity Insurance Company            Delaware
    Everest Insurance Company of Canada            Canada
    Everest National Insurance Company             Arizona
    Everest Re Holdings, Ltd.                      Bermuda
    Everest Security Insurance Company             Georgia
  Mt. McKinley Managers, L.L.C.                    New Jersey
    WorkCare Southeast, Inc.                       Alabama
    WorkCare Southeast of Georgia, Inc.            Georgia
  Mt. McKinley Insurance Company                   Delaware
Everest Reinsurance (Bermuda), Ltd.                Bermuda
Everest Global Services, Inc.                      Delaware
Everest Re Capital Trust                           Delaware
Everest International Reinsurance, Ltd.            Bermuda
Everest Re Advisors, Ltd. - Bermuda                Bermuda
  Everest Advisors (Ireland) Limited               Ireland